Exhibit 99.1

News Release
One M&T Plaza, Buffalo, NY 14203	July 16, 2025

M&T Bank Corporation (NYSE:MTB) announces second quarter 2025 results
M&T Bank Corporation ("M&T" or "the Company") reports quarterly net income of $716 million or $4.24 of diluted earnings per common share.

(Dollars in millions, except per share data)	2Q25	1Q25	2Q24
Earnings Highlights
Net interest income	$1,713	$1,695	$1,718
Taxable-equivalent adjustment	9	12	13
Net interest income - taxable-equivalent	1,722	1,707	1,731
Provision for credit losses	125	130	150
Noninterest income	683	611	584
Noninterest expense	1,336	1,415	1,297
Net income	716	584	655
Net income available to common shareholders - diluted	679	547	626
Diluted earnings per common share	4.24	3.32	3.73
Return on average assets - annualized	1.37%	1.14%	1.24%
Return on average common shareholders' equity - annualized	10.39	8.36	9.95
Average Balance Sheet
Total assets	$210,261	$208,321	$211,981
Interest-bearing deposits at banks	19,698	19,695	29,294
Investment securities	35,335	34,480	29,695
Loans	135,407	134,844	134,588
Deposits	163,406	161,220	163,491
Borrowings	14,263	14,154	16,452
Selected Ratios
(Amounts expressed as a percent, except per share data)
Net interest margin	3.62%	3.66%	3.59%
Efficiency ratio (1)	55.2	60.5	55.3
Net charge-offs to average total loans - annualized	.32	.34	.41
Allowance for loan losses to total loans	1.61	1.63	1.63
Nonaccrual loans to total loans	1.16	1.14	1.50
Common equity Tier 1 ("CET1") capital ratio (2)	10.98	11.50	11.45
Common shareholders' equity per share	$166.94	$163.62	$153.57
(1) A reconciliation of non-GAAP measures is included in the tables that accompany this release.
(2) CET1 capital ratio at June 30, 2025 is estimated.

Financial Highlights
•Taxable-equivalent net interest income increased $15 million in the recent quarter as compared with the first quarter of 2025 reflecting an additional day of earnings, favorable asset repricing and a lower negative impact from interest rate swap agreements used for hedging purposes, partially offset by $20 million of lower taxable-equivalent interest income resulting from an alignment of amortization periods for certain municipal bonds obtained from the acquisition of People’s United Financial, Inc.
•Average loans in the recent quarter reflect higher average balances of consumer and residential real estate loans, partially offset by a decrease in the average balance of commercial real estate loans.
•Average deposits increased in the recent quarter as compared with the first quarter of 2025, reflecting higher average savings and interest-checking deposits.
•The increase in noninterest income reflects a rise in residential mortgage banking revenues and trust income as well as gains on the sales of an out-of-footprint loan portfolio of $15 million and a subsidiary that specialized in institutional services of $10 million.
•The decline in noninterest expense was primarily attributed to lower salaries and employee benefits expense, reflecting seasonal expense recorded in the first quarter of 2025.
•Reflecting improved asset quality the allowance for loan losses as a percentage of total loans declined 2 basis points to 1.61% at June 30, 2025.
•M&T repurchased 6,073,957 shares of its common stock during the recent quarter for a total cost of $1.1 billion, compared with 3,415,303 shares for a total cost of $662 million in the first quarter of 2025. Reflecting repurchases, M&T's CET1 capital ratio declined to an estimated 10.98% at June 30, 2025, representing a 52 basis-point decrease from 11.50% at March 31, 2025.

Chief Financial Officer Commentary
"M&T's consistent profitability has supported a significant return of capital to shareholders while maintaining resiliency entering the second half of the year. We are thrilled with a reduction of M&T's stress capital buffer and we remain committed to prudent risk management for the benefit of all of our stakeholders. Our teams continue to work with customers each and every day to provide solutions for their financial success. This summer, expect to see M&T employees out in force assisting customers and volunteering in the communities we serve to make a difference in people's lives."
- Daryl N. Bible, M&T's Chief Financial Officer
Contact:
Investor Relations: Steve Wendelboe    716.842.5138
Media Relations: Frank Lentini     929.651.0447

Second Quarter 2025 Results

Non-GAAP Measures (1)

(Dollars in millions, except per share data)	2Q25	1Q25	Change 2Q25 vs. 1Q25	2Q24	Change 2Q25 vs. 2Q24
Net operating income	$724	$594	22%	$665	9%
Diluted net operating earnings per common share	4.28	3.38	27	3.79	13
Annualized return on average tangible assets	1.44%	1.21%		1.31%
Annualized return on average tangible common equity	15.54	12.53		15.27
Efficiency ratio	55.2	60.5		55.3
Tangible equity per common share	$112.48	$111.13	1	$102.42	10

(1)A reconciliation of non-GAAP measures is included in the tables that accompany this release.
M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Taxable-equivalent Net Interest Income

(Dollars in millions)	2Q25	1Q25	Change 2Q25 vs. 1Q25	2Q24	Change 2Q25 vs. 2Q24
Average earning assets	$190,535	$189,116	1%	$193,676	-2%
Average interest-bearing liabilities	132,516	129,938	2	132,209	—
Net interest income - taxable-equivalent	1,722	1,707	1	1,731	-1
Yield on average earning assets	5.51%	5.52%		5.82%
Cost of interest-bearing liabilities	2.71	2.70		3.26
Net interest spread	2.80	2.82		2.56
Net interest margin	3.62	3.66		3.59
Taxable-equivalent net interest income increased $15 million, or 1%, in the recent quarter as compared with the first quarter of 2025.
•Average interest-bearing deposits at banks were essentially unchanged and the yield received on those deposits declined 1 basis point.
•Average investment securities increased $855 million and the rates earned on those securities decreased 19 basis points reflecting $20 million of lower taxable-equivalent interest income resulting from an alignment of amortization periods for certain municipal bonds obtained from an acquisition.
•Average loans increased $563 million and the yield received on those loans, including the impact from interest rate swap agreements used for hedging purposes, rose 5 basis points.
•Average interest-bearing deposits increased $2.5 billion and the rates paid on such deposits rose 1 basis point.
•Average borrowings rose $109 million and the rates paid on such borrowings increased 1 basis point.

Second Quarter 2025 Results

Taxable-equivalent net interest income decreased $9 million as compared with the year-earlier second quarter.
•Average interest-bearing deposits at banks decreased $9.6 billion and the yield received on those deposits declined 103 basis points.
•Average investment securities increased $5.6 billion and the yield earned on those securities rose 20 basis points.
•Average loans grew $819 million while the yield received on those loans decreased 27 basis points.
•Average interest-bearing deposits rose $2.5 billion while the rates paid on those deposits declined 52 basis points.
•Average borrowings decreased $2.2 billion and the rates paid on such borrowings declined 34 basis points.

Average Earning Assets

(Dollars in millions)	2Q25	1Q25	Change 2Q25 vs. 1Q25	2Q24	Change 2Q25 vs. 2Q24
Interest-bearing deposits at banks	$19,698	$19,695	—%	$29,294	-33%
Trading account	95	97	-3	99	-4
Investment securities	35,335	34,480	2	29,695	19
Loans
Commercial and industrial	61,036	61,056	—	58,152	5
Real estate - commercial	25,333	26,259	-4	31,458	-19
Real estate - consumer	23,684	23,176	2	23,006	3
Consumer	25,354	24,353	4	21,972	15
Total loans	135,407	134,844	—	134,588	1
Total earning assets	$190,535	$189,116	1	$193,676	-2
Average earning assets increased $1.4 billion, or 1%, from the first quarter of 2025.
•Average interest-bearing deposits at banks were essentially unchanged.
•Average investment securities increased $855 million primarily due to purchases of fixed rate agency mortgage-backed securities and U.S. Treasury securities during the first and second quarters of 2025.
•Average loans increased $563 million primarily reflective of higher average consumer loans of $1.0 billion, including higher average recreational finance and automobile loans, and an increase in average residential real estate loans of $508 million, partially offset by a decline in average commercial real estate loans of $926 million, reflecting payoffs and the sale of an out-of-footprint residential builder and developer loan portfolio.
Average earning assets decreased $3.1 billion, or 2%, from the second quarter of 2024.
•Average interest-bearing deposits at banks decreased $9.6 billion reflecting purchases of investment securities, lower average balances of borrowings and share repurchases.
•Average investment securities increased $5.6 billion primarily reflecting purchases of fixed rate agency mortgage-backed securities and U.S. Treasury securities since the second quarter of 2024.
•Average loans increased $819 million resulting from higher average commercial and industrial loans of $2.9 billion, reflecting growth spanning most industry types, and a rise in average consumer loans of $3.4 billion, reflecting higher average balances of recreational finance and automobile loans. Partially offsetting those increases was a $6.1 billion decline in average commercial real estate loans.

Second Quarter 2025 Results

Average Interest-bearing Liabilities

(Dollars in millions)	2Q25	1Q25	Change 2Q25 vs. 1Q25	2Q24	Change 2Q25 vs. 2Q24
Interest-bearing deposits
Savings and interest-checking deposits	$103,963	$101,564	2%	$95,955	8%
Time deposits	14,290	14,220	—	19,802	-28
Total interest-bearing deposits	118,253	115,784	2	115,757	2
Short-term borrowings	3,327	2,869	16	4,962	-33
Long-term borrowings	10,936	11,285	-3	11,490	-5
Total interest-bearing liabilities	$132,516	$129,938	2	$132,209	—

Brokered savings and interest-checking deposits	$9,921	$9,991	-1%	$8,193	21%
Brokered time deposits	568	777	-27	3,826	-85
Total brokered deposits	$10,489	$10,768	-3	$12,019	-13
Average interest-bearing liabilities rose $2.6 billion, or 2%, in the recent quarter as compared with the first quarter of 2025 reflecting an increase in average savings and interest-checking deposits.
Average interest-bearing liabilities increased $307 million from the second quarter of 2024.
•Average interest-bearing deposits rose $2.5 billion. Non-brokered interest-bearing deposits increased $4.0 billion reflecting a $6.3 billion increase in average non-brokered savings and interest-checking deposits, partially offset by a $2.3 billion decline in average non-brokered time deposits. A $1.5 billion decline in average brokered deposits reflected maturities of brokered time deposits, partially offset by higher average balances of brokered savings and interest-checking deposits.
•Average borrowings decreased $2.2 billion reflecting lower average short-term and long-term borrowings from the FHLB of New York, partially offset by issuances of senior notes and other long-term debt since the second quarter of 2024.

Second Quarter 2025 Results

Provision for Credit Losses/Asset Quality

(Dollars in millions)	2Q25	1Q25	Change 2Q25 vs. 1Q25	2Q24	Change 2Q25 vs. 2Q24
At end of quarter
Nonaccrual loans	$1,573	$1,540	2%	$2,024	-22%
Real estate and other foreclosed assets	30	34	-11	33	-7
Total nonperforming assets	1,603	1,574	2	2,057	-22
Accruing loans past due 90 days or more (1)	496	384	29	233	113
Nonaccrual loans as % of loans outstanding	1.16%	1.14%		1.50%

Allowance for loan losses	$2,197	$2,200	—	$2,204	—
Allowance for loan losses as % of loans outstanding	1.61%	1.63%		1.63%
Reserve for unfunded credit commitments	$80	$60	33	$60	33

For the period
Provision for loan losses	$105	$130	-19	$150	-30
Provision for unfunded credit commitments	20	—	100	—	100
Total provision for credit losses	125	130	-4	150	-17
Net charge-offs	108	114	-5	137	-21
Net charge-offs as % of average loans (annualized)	.32%	.34%		.41%

(1)Predominantly government-guaranteed residential real estate loans.
The provision for credit losses was $125 million in the second quarter of 2025 as compared with $130 million in the immediately preceding quarter and $150 million in the second quarter of 2024. The allowance for loan losses as a percentage of loans outstanding decreased from 1.63% at March 31, 2025 to 1.61% at June 30, 2025 reflecting lower levels of criticized commercial real estate loans. Net charge-offs totaled $108 million in 2025's second quarter as compared with $114 million in 2025's first quarter and $137 million in the year-earlier quarter, representing .32%, .34% and .41%, respectively, of average loans outstanding.
Nonaccrual loans were $1.6 billion at June 30, 2025, compared with $1.5 billion at March 31, 2025 and $2.0 billion at June 30, 2024. The lower level of nonaccrual loans at the two most recent quarter ends as compared with June 30, 2024 predominantly reflects decreases in commercial real estate nonaccrual loans.

Second Quarter 2025 Results

Noninterest Income

(Dollars in millions)	2Q25	1Q25	Change 2Q25 vs. 1Q25	2Q24	Change 2Q25 vs. 2Q24
Mortgage banking revenues	$130	$118	11%	$106	23%
Service charges on deposit accounts	137	133	4	127	8
Trust income	182	177	3	170	7
Brokerage services income	31	32	-1	30	3
Trading account and other non-hedging derivative gains	12	9	15	7	68
Gain (loss) on bank investment securities	—	—	—	(8)	—
Other revenues from operations	191	142	33	152	25
Total	$683	$611	12	$584	17
Noninterest income in the second quarter of 2025 increased $72 million, or 12%, from 2025's first quarter.
•Mortgage banking revenues rose $12 million reflecting increased residential mortgage loan servicing income.
•Trust income increased $5 million reflecting seasonal tax service fees.
•Other revenues from operations increased $49 million reflecting a $15 million gain on the sale of an out-of-footprint residential builder and developer loan portfolio, a $10 million gain on the sale of a subsidiary that specialized in institutional services, a rise in merchant discount and credit card fees and higher loan syndication fees in the recent quarter.
Noninterest income rose $99 million, or 17%, as compared with the second quarter of 2024.
•Mortgage banking revenues rose $24 million predominantly due to increased residential mortgage loan servicing income.
•Service charges on deposit accounts increased $10 million primarily from higher commercial service charges.
•Trust income increased $12 million reflecting higher revenues from the Company's global capital markets and wealth advisory services businesses.
•The loss on bank investment securities in the second quarter of 2024 reflected realized losses on sales of certain non-agency investment securities.
•Other revenues from operations increased $39 million reflecting a $15 million gain on the sale of an out-of-footprint loan portfolio, a $10 million gain on the sale of a subsidiary that specialized in institutional services and an increase in letter of credit and other credit-related fees.

Second Quarter 2025 Results

Noninterest Expense

(Dollars in millions)	2Q25	1Q25	Change 2Q25 vs. 1Q25	2Q24	Change 2Q25 vs. 2Q24
Salaries and employee benefits	$813	$887	-8%	$764	6%
Equipment and net occupancy	130	132	-2	125	4
Outside data processing and software	138	136	1	124	11
Professional and other services	86	84	4	91	-4
FDIC assessments	22	23	-7	37	-41
Advertising and marketing	25	22	14	27	-7
Amortization of core deposit and other intangible assets	9	13	-27	13	-24
Other costs of operations	113	118	-5	116	-3
Total	$1,336	$1,415	-6	$1,297	3
Noninterest expense declined $79 million, or 6%, from the first quarter of 2025. Salaries and employee benefits expense decreased $74 million, reflecting seasonally higher stock-based compensation, payroll-related taxes and other employee benefits expense in the first quarter of 2025, partially offset by the full-quarter impact of annual merit increases awarded in the first quarter of 2025 and an additional working day in the recent quarter.
Noninterest expense increased $39 million, or 3%, from the second quarter of 2024.
•Salaries and employee benefits expense increased $49 million reflecting annual merit and other increases, higher average employee staffing levels and a rise in medical benefits expense.
•Outside data processing and software costs rose $14 million reflecting higher software maintenance expenses.
•The decrease in FDIC assessments reflects a lower level of criticized loans and a special assessment expense of $5 million in the second quarter of 2024.

Income Taxes
The Company's effective income tax rate was 23.4% in each of the second quarters of 2025 and 2024, compared with 23.2% in the first quarter of 2025.

Capital

	2Q25		1Q25	2Q24
CET1	10.98%	(1)	11.50%	11.45%
Tier 1 capital	12.50	(1)	13.04	13.23
Total capital	13.96	(1)	14.50	14.88
Tangible capital – common	8.67		8.95	8.55

(1)Capital ratios at June 30, 2025 are estimated.
M&T's capital ratios remained well above the minimum set forth by regulatory requirements. Cash dividends declared on M&T's common and preferred stock totaled $215 million and $35 million, respectively, for the quarter ended June 30, 2025. M&T's current stress capital buffer is 3.8%. In June 2025, the Federal Reserve released the results of its most recent supervisory stress tests, in which M&T elected to participate. Based on those results, M&T's stress capital buffer is estimated to be 2.7% effective October 1, 2025.
The CET1 capital ratio for M&T was estimated at 10.98% as of June 30, 2025. M&T's total risk-weighted assets at June 30, 2025 are estimated to be $158.2 billion.

Second Quarter 2025 Results

M&T repurchased 6,073,957 shares of its common stock in accordance with its capital plan during the recent quarter at an average cost per share of $175.93 resulting in a total cost, including the share repurchase excise tax, of $1.1 billion, compared with 3,415,303 shares at an average cost per share of $192.06 and a total cost, including the share repurchase excise tax, of $662 million in the first quarter of 2025. No share repurchases occurred in the second quarter of 2024.

Conference Call
Investors will have an opportunity to listen to M&T's conference call to discuss second quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 347-7315. International participants, using any applicable international calling codes, may dial (785) 424-1755. Callers should reference M&T Bank Corporation or the conference ID #MTBQ225. The conference call will be webcast live through M&T's website at https://ir.mtb.com/news-events/events-presentations. A replay of the call will be available through Wednesday July 23, 2025 by calling (800) 688-9459 or (402) 220-1373 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/news-events/events-presentations.

About M&T
M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services with a branch and ATM network spanning the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Second Quarter 2025 Results

Forward-Looking Statements
This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.
Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.
Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted.
While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors.
M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2024, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements.

Second Quarter 2025 Results

Financial Highlights

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(Dollars in millions, except per share, shares in thousands)	2025	2024	Change	2025	2024	Change
Performance
Net income	$716	$655	9%	$1,300	$1,186	10%
Net income available to common shareholders	679	626	8	1,226	1,131	8
Per common share:
Basic earnings	4.26	3.75	14	7.58	6.79	12
Diluted earnings	4.24	3.73	14	7.55	6.76	12
Cash dividends	1.35	1.35	—	2.70	2.65	2
Common shares outstanding:
Average - diluted (1)	160,005	167,659	-5	162,511	167,372	-3
Period end (2)	156,532	167,225	-6	156,532	167,225	-6
Return on (annualized):
Average total assets	1.37%	1.24%		1.25%	1.13%
Average common shareholders' equity	10.39	9.95		9.37	9.05
Taxable-equivalent net interest income	$1,722	$1,731	-1	$3,429	$3,423	—
Yield on average earning assets	5.51%	5.82%		5.51%	5.78%
Cost of interest-bearing liabilities	2.71	3.26		2.71	3.26
Net interest spread	2.80	2.56		2.80	2.52
Contribution of interest-free funds	.82	1.03		.84	1.04
Net interest margin	3.62	3.59		3.64	3.56
Net charge-offs to average total net loans (annualized)	.32	.41		.33	.41
Net operating results (3)
Net operating income	$724	$665	9	$1,318	$1,208	9
Diluted net operating earnings per common share	4.28	3.79	13	7.66	6.89	11
Return on (annualized):
Average tangible assets	1.44%	1.31%		1.32%	1.20%
Average tangible common equity	15.54	15.27		14.03	13.99
Efficiency ratio	55.2	55.3		57.8	58.0

	At June 30,
Loan quality	2025	2024	Change
Nonaccrual loans	$1,573	$2,024	-22%
Real estate and other foreclosed assets	30	33	-7
Total nonperforming assets	$1,603	$2,057	-22
Accruing loans past due 90 days or more (4)	$496	$233	113
Government guaranteed loans included in totals above:
Nonaccrual loans	$75	$64	17
Accruing loans past due 90 days or more	450	215	110
Nonaccrual loans to total loans	1.16%	1.50%
Allowance for loan losses to total loans	1.61	1.63
Additional information
Period end common stock price	$193.99	$151.36	28
Domestic banking offices	941	957	-2
Full time equivalent employees	22,590	22,110	2

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4) Predominantly government-guaranteed residential real estate loans.

Second Quarter 2025 Results

Financial Highlights, Five Quarter Trend

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions, except per share, shares in thousands)	2025	2025	2024	2024	2024
Performance
Net income	$716	$584	$681	$721	$655
Net income available to common shareholders	679	547	644	674	626
Per common share:
Basic earnings	4.26	3.33	3.88	4.04	3.75
Diluted earnings	4.24	3.32	3.86	4.02	3.73
Cash dividends	1.35	1.35	1.35	1.35	1.35
Common shares outstanding:
Average - diluted (1)	160,005	165,047	166,969	167,567	167,659
Period end (2)	156,532	162,552	165,526	166,157	167,225
Return on (annualized):
Average total assets	1.37%	1.14%	1.28%	1.37%	1.24%
Average common shareholders' equity	10.39	8.36	9.75	10.26	9.95
Taxable-equivalent net interest income	$1,722	$1,707	$1,740	$1,739	$1,731
Yield on average earning assets	5.51%	5.52%	5.60%	5.82%	5.82%
Cost of interest-bearing liabilities	2.71	2.70	2.94	3.22	3.26
Net interest spread	2.80	2.82	2.66	2.60	2.56
Contribution of interest-free funds	.82	.84	.92	1.02	1.03
Net interest margin	3.62	3.66	3.58	3.62	3.59
Net charge-offs to average total net loans (annualized)	.32	.34	.47	.35	.41
Net operating results (3)
Net operating income	$724	$594	$691	$731	$665
Diluted net operating earnings per common share	4.28	3.38	3.92	4.08	3.79
Return on (annualized):
Average tangible assets	1.44%	1.21%	1.35%	1.45%	1.31%
Average tangible common equity	15.54	12.53	14.66	15.47	15.27
Efficiency ratio	55.2	60.5	56.8	55.0	55.3

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan quality	2025	2025	2024	2024	2024
Nonaccrual loans	$1,573	$1,540	$1,690	$1,926	$2,024
Real estate and other foreclosed assets	30	34	35	37	33
Total nonperforming assets	$1,603	$1,574	$1,725	$1,963	$2,057
Accruing loans past due 90 days or more (4)	$496	$384	$338	$288	$233
Government guaranteed loans included in totals above:
Nonaccrual loans	75	69	69	69	64
Accruing loans past due 90 days or more	450	368	318	269	215
Nonaccrual loans to total loans	1.16%	1.14%	1.25%	1.42%	1.50%
Allowance for loan losses to total loans	1.61	1.63	1.61	1.62	1.63
Additional information
Period end common stock price	$193.99	$178.75	$188.01	$178.12	$151.36
Domestic banking offices	941	955	955	957	957
Full time equivalent employees	22,590	22,291	22,101	21,986	22,110

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4) Predominantly government-guaranteed residential real estate loans.

Second Quarter 2025 Results

Condensed Consolidated Statement of Income

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(Dollars in millions)	2025	2024	Change	2025	2024	Change
Interest income	$2,609	$2,789	-6%	$5,169	$5,534	-7%
Interest expense	896	1,071	-16	1,761	2,136	-18
Net interest income	1,713	1,718	—	3,408	3,398	—
Provision for credit losses	125	150	-17	255	350	-27
Net interest income after provision for credit losses	1,588	1,568	1	3,153	3,048	3
Other income
Mortgage banking revenues	130	106	23	248	210	18
Service charges on deposit accounts	137	127	8	270	251	8
Trust income	182	170	7	359	330	9
Brokerage services income	31	30	3	63	59	6
Trading account and other non-hedging derivative gains	12	7	68	21	16	30
Gain (loss) on bank investment securities	—	(8)	—	—	(6)	—
Other revenues from operations	191	152	25	333	304	9
Total other income	683	584	17	1,294	1,164	11
Other expense
Salaries and employee benefits	813	764	6	1,700	1,597	6
Equipment and net occupancy	130	125	4	262	254	3
Outside data processing and software	138	124	11	274	244	12
Professional and other services	86	91	-4	170	176	-3
FDIC assessments	22	37	-41	45	97	-53
Advertising and marketing	25	27	-7	47	47	-1
Amortization of core deposit and other intangible assets	9	13	-24	22	28	-18
Other costs of operations	113	116	-3	231	250	-8
Total other expense	1,336	1,297	3	2,751	2,693	2
Income before taxes	935	855	9	1,696	1,519	12
Income taxes	219	200	9	396	333	19
Net income	$716	$655	9%	$1,300	$1,186	10%

Second Quarter 2025 Results

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions)	2025	2025	2024	2024	2024
Interest income	$2,609	$2,560	$2,707	$2,785	$2,789
Interest expense	896	865	979	1,059	1,071
Net interest income	1,713	1,695	1,728	1,726	1,718
Provision for credit losses	125	130	140	120	150
Net interest income after provision for credit losses	1,588	1,565	1,588	1,606	1,568
Other income
Mortgage banking revenues	130	118	117	109	106
Service charges on deposit accounts	137	133	131	132	127
Trust income	182	177	175	170	170
Brokerage services income	31	32	30	32	30
Trading account and other non-hedging derivative gains	12	9	10	13	7
Gain (loss) on bank investment securities	—	—	18	(2)	(8)
Other revenues from operations	191	142	176	152	152
Total other income	683	611	657	606	584
Other expense
Salaries and employee benefits	813	887	790	775	764
Equipment and net occupancy	130	132	133	125	125
Outside data processing and software	138	136	125	123	124
Professional and other services	86	84	80	88	91
FDIC assessments	22	23	24	25	37
Advertising and marketing	25	22	30	27	27
Amortization of core deposit and other intangible assets	9	13	13	12	13
Other costs of operations	113	118	168	128	116
Total other expense	1,336	1,415	1,363	1,303	1,297
Income before taxes	935	761	882	909	855
Income taxes	219	177	201	188	200
Net income	$716	$584	$681	$721	$655

Second Quarter 2025 Results

Condensed Consolidated Balance Sheet

	June 30,
(Dollars in millions)	2025	2024	Change
ASSETS
Cash and due from banks	$2,128	$1,778	20%
Interest-bearing deposits at banks	19,297	24,792	-22
Trading account	93	99	-6
Investment securities	35,568	29,894	19
Loans:
Commercial and industrial	61,660	60,027	3
Real estate - commercial	24,567	29,532	-17
Real estate - consumer	24,117	23,003	5
Consumer	25,772	22,440	15
Total loans	136,116	135,002	1
Less: allowance for loan losses	2,197	2,204	—
Net loans	133,919	132,798	1
Goodwill	8,465	8,465	—
Core deposit and other intangible assets	84	119	-30
Other assets	12,030	10,910	10
Total assets	$211,584	$208,855	1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$47,485	$47,729	-1%
Interest-bearing deposits	116,968	112,181	4
Total deposits	164,453	159,910	3
Short-term borrowings	2,071	4,764	-57
Long-term borrowings	12,380	11,319	9
Accrued interest and other liabilities	4,155	4,438	-6
Total liabilities	183,059	180,431	1
Shareholders' equity:
Preferred	2,394	2,744	-13
Common	26,131	25,680	2
Total shareholders' equity	28,525	28,424	—
Total liabilities and shareholders' equity	$211,584	$208,855	1%

Second Quarter 2025 Results

Condensed Consolidated Balance Sheet, Five Quarter Trend

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions)	2025	2025	2024	2024	2024
ASSETS
Cash and due from banks	$2,128	$2,109	$1,909	$2,216	$1,778
Interest-bearing deposits at banks	19,297	20,656	18,873	24,417	24,792
Trading account	93	96	101	102	99
Investment securities	35,568	35,137	34,051	32,327	29,894
Loans:
Commercial and industrial	61,660	60,596	61,481	61,012	60,027
Real estate - commercial	24,567	25,867	26,764	28,683	29,532
Real estate - consumer	24,117	23,284	23,166	23,019	23,003
Consumer	25,772	24,827	24,170	23,206	22,440
Total loans	136,116	134,574	135,581	135,920	135,002
Less: allowance for loan losses	2,197	2,200	2,184	2,204	2,204
Net loans	133,919	132,374	133,397	133,716	132,798
Goodwill	8,465	8,465	8,465	8,465	8,465
Core deposit and other intangible assets	84	93	94	107	119
Other assets	12,030	11,391	11,215	10,435	10,910
Total assets	$211,584	$210,321	$208,105	$211,785	$208,855

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$47,485	$49,051	$46,020	$47,344	$47,729
Interest-bearing deposits	116,968	116,358	115,075	117,210	112,181
Total deposits	164,453	165,409	161,095	164,554	159,910
Short-term borrowings	2,071	1,573	1,060	2,605	4,764
Long-term borrowings	12,380	10,496	12,605	11,583	11,319
Accrued interest and other liabilities	4,155	3,852	4,318	4,167	4,438
Total liabilities	183,059	181,330	179,078	182,909	180,431
Shareholders' equity:
Preferred	2,394	2,394	2,394	2,394	2,744
Common	26,131	26,597	26,633	26,482	25,680
Total shareholders' equity	28,525	28,991	29,027	28,876	28,424
Total liabilities and shareholders' equity	$211,584	$210,321	$208,105	$211,785	$208,855

Second Quarter 2025 Results

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three Months Ended						Change in Balance		Six Months Ended
	June 30,		March 31,		June 30,		June 30, 2025 from		June 30,				Change
	2025		2025		2024		March 31,	June 30,	2025		2024		in
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	2025	2024	Balance	Rate	Balance	Rate	Balance
ASSETS
Interest-bearing deposits at banks	$19,698	4.47%	$19,695	4.48%	$29,294	5.50%	—%	-33%	$19,697	4.48%	$29,971	5.50%	-34%
Trading account	95	3.46	97	3.42	99	3.47	-3	-4	96	3.44	102	3.45	-6
Investment securities (1)	35,335	3.81	34,480	4.00	29,695	3.61	2	19	34,909	3.90	29,141	3.46	20
Loans:
Commercial and industrial	61,036	6.40	61,056	6.36	58,152	7.04	—	5	61,046	6.38	57,486	7.01	6
Real estate - commercial	25,333	6.31	26,259	6.16	31,458	6.38	-4	-19	25,794	6.24	32,077	6.37	-20
Real estate - consumer	23,684	4.52	23,176	4.44	23,006	4.32	2	3	23,431	4.48	23,071	4.30	2
Consumer	25,354	6.57	24,353	6.57	21,972	6.61	4	15	24,856	6.57	21,558	6.58	15
Total loans	135,407	6.11	134,844	6.06	134,588	6.38	—	1	135,127	6.08	134,192	6.35	1
Total earning assets	190,535	5.51	189,116	5.52	193,676	5.82	1	-2	189,829	5.51	193,406	5.78	-2
Goodwill	8,465		8,465		8,465		—	—	8,465		8,465		—
Core deposit and other intangible assets	89		92		126		-4	-30	90		133		-32
Other assets	11,172		10,648		9,714		5	15	10,912		9,725		12
Total assets	$210,261		$208,321		$211,981		1%	-1%	$209,296		$211,729		-1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$103,963	2.24%	$101,564	2.20%	$95,955	2.59%	2%	8%	$102,770	2.22%	$95,411	2.60%	8%
Time deposits	14,290	3.45	14,220	3.54	19,802	4.41	—	-28	14,255	3.50	20,192	4.41	-29
Total interest-bearing deposits	118,253	2.38	115,784	2.37	115,757	2.90	2	2	117,025	2.38	115,603	2.91	1
Short-term borrowings	3,327	4.49	2,869	4.52	4,962	5.62	16	-33	3,100	4.51	5,595	5.51	-45
Long-term borrowings	10,936	5.72	11,285	5.65	11,490	5.83	-3	-5	11,109	5.69	10,631	5.82	4
Total interest-bearing liabilities	132,516	2.71	129,938	2.70	132,209	3.26	2	—	131,234	2.71	131,829	3.26	—
Noninterest-bearing deposits	45,153		45,436		47,734		-1	-5	45,294		48,175		-6
Other liabilities	3,926		3,949		4,293		-1	-9	3,937		4,343		-9
Total liabilities	181,595		179,323		184,236		1	-1	180,465		184,347		-2
Shareholders' equity	28,666		28,998		27,745		-1	3	28,831		27,382		5
Total liabilities and shareholders' equity	$210,261		$208,321		$211,981		1%	-1%	$209,296		$211,729		-1%
Net interest spread		2.80		2.82		2.56				2.80		2.52
Contribution of interest-free funds		.82		.84		1.03				.84		1.04
Net interest margin		3.62%		3.66%		3.59%				3.64%		3.56%

(1) Yields on investment securities for the three-month and six-month periods ended June 30, 2025 reflect $20 million and $18 million, respectively, of lower taxable-equivalent interest income resulting from an alignment of amortization periods for certain municipal bonds obtained from the acquisition of People’s United Financial, Inc.

Second Quarter 2025 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$716	$655	$1,300	$1,186
Amortization of core deposit and other intangible assets (1)	8	10	18	22
Net operating income	$724	$665	$1,318	$1,208
Earnings per common share
Diluted earnings per common share	$4.24	$3.73	$7.55	$6.76
Amortization of core deposit and other intangible assets (1)	.04	.06	.11	.13
Diluted net operating earnings per common share	$4.28	$3.79	$7.66	$6.89
Other expense
Other expense	$1,336	$1,297	$2,751	$2,693
Amortization of core deposit and other intangible assets	(9)	(13)	(22)	(28)
Noninterest operating expense	$1,327	$1,284	$2,729	$2,665
Efficiency ratio
Noninterest operating expense (numerator)	$1,327	$1,284	$2,729	$2,665
Taxable-equivalent net interest income	$1,722	$1,731	$3,429	$3,423
Other income	683	584	1,294	1,164
Less: Gain (loss) on bank investment securities	—	(8)	—	(6)
Denominator	$2,405	$2,323	$4,723	$4,593
Efficiency ratio	55.2%	55.3%	57.8%	58.0%
Balance sheet data
Average assets
Average assets	$210,261	$211,981	$209,296	$211,729
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(89)	(126)	(90)	(133)
Deferred taxes	26	30	26	32
Average tangible assets	$201,733	$203,420	$200,767	$203,163
Average common equity
Average total equity	$28,666	$27,745	$28,831	$27,382
Preferred stock	(2,394)	(2,405)	(2,394)	(2,208)
Average common equity	26,272	25,340	26,437	25,174
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(89)	(126)	(90)	(133)
Deferred taxes	26	30	26	32
Average tangible common equity	$17,744	$16,779	$17,908	$16,608
At end of quarter
Total assets
Total assets	$211,584	$208,855
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(84)	(119)
Deferred taxes	25	31
Total tangible assets	$203,060	$200,302
Total common equity
Total equity	$28,525	$28,424
Preferred stock	(2,394)	(2,744)
Common equity	26,131	25,680
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(84)	(119)
Deferred taxes	25	31
Total tangible common equity	$17,607	$17,127

(1) After any related tax effect.

Second Quarter 2025 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$716	$584	$681	$721	$655
Amortization of core deposit and other intangible assets (1)	8	10	10	10	10
Net operating income	$724	$594	$691	$731	$665
Earnings per common share
Diluted earnings per common share	$4.24	$3.32	$3.86	$4.02	$3.73
Amortization of core deposit and other intangible assets (1)	.04	.06	.06	.06	.06
Diluted net operating earnings per common share	$4.28	$3.38	$3.92	$4.08	$3.79
Other expense
Other expense	$1,336	$1,415	$1,363	$1,303	$1,297
Amortization of core deposit and other intangible assets	(9)	(13)	(13)	(12)	(13)
Noninterest operating expense	$1,327	$1,402	$1,350	$1,291	$1,284
Efficiency ratio
Noninterest operating expense (numerator)	$1,327	$1,402	$1,350	$1,291	$1,284
Taxable-equivalent net interest income	$1,722	$1,707	$1,740	$1,739	$1,731
Other income	683	611	657	606	584
Less: Gain (loss) on bank investment securities	—	—	18	(2)	(8)
Denominator	$2,405	$2,318	$2,379	$2,347	$2,323
Efficiency ratio	55.2%	60.5%	56.8%	55.0%	55.3%
Balance sheet data
Average assets
Average assets	$210,261	$208,321	$211,853	$209,581	$211,981
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(89)	(92)	(100)	(113)	(126)
Deferred taxes	26	27	29	28	30
Average tangible assets	$201,733	$199,791	$203,317	$201,031	$203,420
Average common equity
Average total equity	$28,666	$28,998	$28,707	$28,725	$27,745
Preferred stock	(2,394)	(2,394)	(2,394)	(2,565)	(2,405)
Average common equity	26,272	26,604	26,313	26,160	25,340
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(89)	(92)	(100)	(113)	(126)
Deferred taxes	26	27	29	28	30
Average tangible common equity	$17,744	$18,074	$17,777	$17,610	$16,779
At end of quarter
Total assets
Total assets	$211,584	$210,321	$208,105	$211,785	$208,855
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(84)	(93)	(94)	(107)	(119)
Deferred taxes	25	26	28	30	31
Total tangible assets	$203,060	$201,789	$199,574	$203,243	$200,302
Total common equity
Total equity	$28,525	$28,991	$29,027	$28,876	$28,424
Preferred stock	(2,394)	(2,394)	(2,394)	(2,394)	(2,744)
Common equity	26,131	26,597	26,633	26,482	25,680
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(84)	(93)	(94)	(107)	(119)
Deferred taxes	25	26	28	30	31
Total tangible common equity	$17,607	$18,065	$18,102	$17,940	$17,127

(1) After any related tax effect.